UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 3, 2014, the Board of Directors of Trinity Capital Corporation ("Trinity") and Los Alamos National Bank ("LANB") approved the entry into a two-year employment agreement with John S. Gulas, Chief Executive Officer and President of Trinity and Chief Executive Officer of LANB, dated June 3, 2014 (the "Employment Agreement").  Under the terms of the Employment Agreement, Mr. Gulas' annual cash base salary as President and Chief Executive Officer of Trinity and Chief Executive Officer of LANB will be $400,000, and he will participate in the benefit plans currently available to LANB employees.  Upon appointment, Mr. Gulas was also awarded 11,765 Restricted Stock Units issued under the 2005 Trinity Capital Corporation Stock Incentive Plan, disclosed in a Form 4 filed on June 5, 2014. The Restricted Stock Units have a two-year vesting period. Mr. Gulas is eligible to receive cash and stock incentives at the discretion of the Board.

The key provisions of the Employment Agreement are qualified in their entirety by reference to the full Employment Agreement, which may be found as Exhibit 10.1 hereto and is incorporated by reference herein. The Employment Agreement contains non-competition, non-solicitation, non-disparagement and confidentiality provisions, equitable enforcement provisions, and dispute resolution provisions. Mr. Gulas is required to provide 60 days' notice of his intent to terminate employment voluntarily under the Employment Agreement.  To the extent that adjustment or recovery is required under applicable securities law, the rules imposed under the Capital Purchase Program or other applicable law, the Employment Agreement with Mr. Gulas provides that he will make restitution.

Mr. Gulas is entitled to payment of severance in the amount of twelve months' base salary upon termination without cause during the term of the Employment Agreement. If a change of control occurs and Mr. Gulas is terminated involuntarily within the six months prior to, or twelve months following a change of control, either with or without cause, or if Mr. Gulas voluntarily terminates his employment within thirty days of a change of control, he will be entitled to a lump sum payment of twelve months' salary (based upon his then-current rate). All change of control payments are limited in amount to avoid application of an excise tax under Internal Revenue Code Section 280G. Mr. Gulas is not entitled to payment of severance upon voluntary termination, termination for cause, termination due to disability or death.

Item 9.01.	Financial Statements and Exhibits
	(d)	Exhibits
		10.1	Employment Agreement dated June 3, 2014 by and between Trinity Capital Corporation, Los Alamos National Bank and John S. Gulas

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION
Dated: June 6, 2014	By:	/s/ Daniel R. Bartholomew
Daniel R. Bartholomew
Chief Financial Officer